SCHEDULE 14C
                                 (RULE 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934


Check the appropriate box:

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[ ]   Confidential, for Use of the Commission Only (as permitted by
      Rule 14c-5(d)(2))

[ ]   Definitive Information Statement


                               CONVERA CORPORATION
                (Name of Registrant as Specified In Its Charter)
                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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       (1) Amount Previously Paid: ............................................

       (2) Form, Schedule or Registration Statement No.: ......................

       (3) Filing Party: ......................................................

       (4) Date Filed: ........................................................

                               CONVERA CORPORATION
                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182

                             NOTICE TO STOCKHOLDERS

To all Stockholders of
 CONVERA CORPORATION:

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

         This information statement is being provided to the stockholders of Convera Corporation. (the "Company"). The Company's board of directors and the holders of a majority of its issued and outstanding Class A common stock have approved an amendment (the "Amendment") to the Company's Amended and Restated 1996 Employee Stock Purchase Plan (the "Plan"). Pursuant to the Amendment, the Plan will be amended and restated to increase the number of shares of Class A common stock available for purchase under the Plan from 250,000 to 1,250,000;

         As a matter of regulatory compliance we are sending you this Information Statement that describes the purpose and effect of the Amendment.

         We thank you for your continued interest in the Company.


                             By order of the Board of Directors of the Company.


                             /s/ Marc Martin
                             ----------------------
                             Marc Martin, Secretary


Vienna, Virginia
December 17, 2001

                               CONVERA CORPORATION

                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182

                              INFORMATION STATEMENT

                                     General

General Information for Stockholders

         This Information Statement is furnished to the holders of common stock of Convera Corporation, a Delaware corporation (the "Company"), in order to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C under the Exchange Act. On November 29, 2001, the Company's board of directors and holders of a majority of its issued and outstanding Class A common stock approved an amendment (the "Amendment") to the Company's Amended and Restated 1996 Employee Stock Purchase Plan (the "Plan"). Pursuant to the Amendment, the number of shares of Class A common stock available for purchase under the Plan will be increased from 250,000 to 1,250,000.

         Pursuant to Section 228 of the Delaware General Corporation Law (the "Delaware Act"), any action that may be taken at any meeting of our stockholders may also be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (here, a majority of the outstanding shares of our Class A common stock) and delivered to us.

         The record date for the determination of holders of Class A common stock entitled to receive notice of the Amendments described herein is the close of business December 17, 2001. As of the record date, we had 30,762,296 shares of Class A common stock outstanding. Each outstanding share of Class A common stock is entitled to one vote per share. The affirmative vote of a majority of the outstanding shares of Class A common stock was required to approve the Amendment. By written consent in lieu of a meeting, Intel Corporation and Allen & Company Incorporated who own in the aggregate 18,265,230 shares of the Company's Class A common stock, representing 59% of the outstanding Class A common stock of the Company entitled to vote on the Amendment approved the Amendment. The written consent of these entities to the Amendment will become effective twenty days following the mailing of this Information Statement, following which the Company will effect the Amendment.

         The Company determined that it was advisable to obtain the written consent of the holders of a majority of the outstanding shares of Class A common stock stockholders to approve these matters rather than wait until the Company's next annual meeting.

         Pursuant to Delaware Act, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. Inasmuch as the Company will have provided to its stockholders of record on the record date this Information Statement, no additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Act are afforded to the Company's stockholders upon the adoption of the Amendment.


Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of December 6, 2001, information concerning the ownership of all classes of common stock of the Company of (i) all persons known to the Company to beneficially own 5% or more of the Company's common stock, (ii) each director of the Company, (iii) each Named Executive Officer (as defined under "Summary Compensation Table" below) and (iv) all directors and executive officers of the Company as a group. Share ownership includes shares issuable upon exercise of outstanding options that are exercisable within 60 days of December 6, 2001.



Name and Address  of Beneficial                Amount and Nature of      Percent
of Beneficial Owner                             Class Ownership (1)       Owned        Class
-------------------------------                --------------------      -------       -----
Intel Corporation                                 14,949,384               48.6%         A
2200 Mission College Boulevard                    12,207,038 (2)          100.0%         B
Santa Clara, California 95052

Allen & Company Incorporated                       3,315,846 (3)           10.8%         A
711 Fifth Avenue
New York, NY 10022

Ronald J. Whittier                                     1,438                   *         A

Herbert A. Allen                                     556,515 (4)            1.8%         A

Andy D. Bryant                                            --                 --

Robert A. Burgelman                                       --                 --

Stephen P. Greenberg                                  10,000                 --          A

Gerhard H. Parker                                         --                 --

Patrick C. Condo                                     402,662 (5)            1.3%         A

James H. Buchanan                                    162,478 (6)               *         A

Kamran Khan                                           87,260 (7)               *         A

David Nunnerley                                       59,415 (8)               *         A

All directors and executive officers               1,279,768 (9)            4.1%         A
 as a group (13 persons)



* Represents less than one percent of the outstanding common stock.

(1) To the Company's knowledge, each person or entity listed has sole voting and investment power as to the shares indicated, except as described below.

(2) The Class B common stock of Convera Corporation is non-voting stock.

(3) Does not include shares owned by Mr. Herbert A. Allen, who together with Allen & Company Incorporated may be considered a "group," as such term is defined by Section 13(d) of the Securities Exchange Act of 1934.

(4) Does not include shares owned by Allen & Company Incorporated, of which Mr. Allen is President and Chief Executive Officer and as to which shares Mr. Allen disclaims beneficial ownership.

(5) Includes (a) 10,000 shares of common stock owned beneficially but not of record upon exercise of stock options at a price of $4.75 per share expiring November 13, 2002; (b) 15,000 shares of common stock owned beneficially but not of record upon exercise of stock options at a price of $4.75 per share, expiring January 4, 2004; (c) 75,000 shares of common stock owned beneficially but not of record upon exercise of stock options at a price of $4.75 per share, expiring December 6, 2004; (d) 100,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options at a price of $4.75 per share, expiring June 2, 2005; (e) 100,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options at a price of $4.75 per share expiring November 1, 2005; and (f) 100,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options at a price of $7.63 per share expiring August 13, 2007.

(6) Includes (a) 30,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring September 13, 2005; (b) 70,000 shares owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring November 1, 2005; (c) 50,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $7.63 per share expiring August 13, 2007; (d) 10,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $6.25 per share expiring September 1, 2008.

(7) Includes (a) 1,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring August 23, 2005; (b) 30,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring December 3, 2005; (c) 250 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring February 5, 2006; (d) 15,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring December 16, 2006; (e) 12,500 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring May 7, 2007; (f) 16,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $8.56 per share expiring January 1, 2008; and (g) 5,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $6.25 per share expiring August 31, 2008.

(8) Includes (a) 5,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring September 8, 2006; (b) 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring January 7, 2007; (c) 12,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $8.56 per share expiring January 1, 2008; and (d) 15,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $6.25 expiring August 31, 2008.

(9) Includes 696,750 shares of common stock owned beneficially but not of record, issuable upon the exercise of options to purchase common stock of the Company.


Summary Compensation Table

         The following table presents information concerning the compensation of the Company's Chief Executive Officer and each of the other most highly compensated executive officers during the 2001 fiscal year (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company for the fiscal year ended January 31, 2001, as well as the previous two fiscal years:


                                                                             Long Term Compensation
                                   Annual Compensation                     Awards             Payouts
                                ---------------------------------   ----------------------   --------
                                                         Other                  Securities                All
                                                         Annual     Restricted    Under-                 Other
                                                         Compen-       Stock      lying         LTIP    Compen-
Name and Principal     Fiscal                            sation      Award(s)    Options/     Payouts   sation
Position               Year     Salary ($)   Bonus ($)     ($)         ($)        SARs (#)      ($)      ($)
--------               ----     ----------   ---------   --------   ----------   ---------    -------   -------

Ronald J. Whittier     2001       42,564 (1)       --        --        --         900,000       --        --
Chairman and Chief
Executive Officer (2)

Patrick C. Condo       2001      277,757      158,957        --        --         100,000       --        --
President and Chief    2000      275,000      102,369        --        --         175,000       --        --
Operating Officer (2)  1999      225,000       71,281        --        --              --       --        --

James H. Buchanan      2001      250,000      130,060        --        --         205,000       --        --
Vice President, Chief  2000      230,000       84,425        --        --          35,000       --        --
Financial Officer,     1999      180,000       57,024        --        --          10,000       --        --
Asst. Secretary and
Treasurer

Kamran Khan            2001      200,000      106,116    17,437 (3)    --         285,250       --        --
Vice President, Sales  2000      145,000      117,246    44,990 (4)    --          35,000       --        --
and Marketing          1999      151,438      106,733    54,644 (5)    --           5,000       --        --

David Nunnerley (8)    2001      200,000       77,442     9,594 (6)    --         293,000       --        --
Vice President         2000      180,000       68,000    18,428 (7)    --          50,000       --        --
Content Management     1999      175,038       48,428    27,260 (8)    --          15,000       --        --
Products



(1) Represents compensation paid from December 22, 2000, when Mr. Whittier became CEO of the Company through January 31, 2001. (2) On April 5, 2001, Mr. Condo replaced Mr. Whittier as Chief Executive Officer. (3) Represents expenses associated with a sales award trip, grossed up for taxes. (4) In connection with Mr. Khan's relocation from the United Kingdom, payments of $28,169 were made by the Company on Mr. Khan's behalf for an apartment in Virginia. The remainder of Other Annual Compensation represents income tax consulting services, a payment made to Mr. Khan's pension plan in the United Kingdom and expenses associated with a sales award trip. All of the items were grossed up for taxes.
(5) Represents payments of $42,254 made by the Company on Mr. Khan's behalf for an apartment in Virginia. The remainder of Other Annual Compensation represents income tax consulting services, travel expenses for Mr. Khan's spouse and expenses associated with a sales award trip. All of the items were grossed up for taxes. (6) Represents rental payments paid by the Company on Mr. Nunnerley's behalf, grossed up for taxes. (7) Represents rental payments and travel expenses paid by the Company on Mr. Nunnerley's behalf, grossed up for taxes.
(8) Represents rental payments and travel expenses paid by the Company on Mr. Nunnerley's behalf, grossed up for taxes.


Option Grants in Last Fiscal Year

         The following table sets forth certain information concerning options granted during fiscal 2001 to the Named Executive Officers.

                                                                                  Potential Realizable
                                                                                    Value at Assumed
                                                                                     Annual Rates of
                                   Individual Grants                                   Stock Price
                                   % of Total                                        Appreciation for
                                   Options                                           Option Term (2)
                                   Granted to          Exercise                   ----------------------
                    Options        Employees in        or Base     Expiration
Name                Granted (#)    Fiscal Year         Price       Date (1)        5% ($)          10% ($)
----                -----------    -----------------   --------    --------     -----------      -----------

Ronald J. Whittier    900,000          11.6%           $20.52      12/21/10       11,614,426      29,433,236

Patrick C. Condo      100,000           1.3%           $33.25      4/28/10         2,091,075       5,299,194

James H. Buchanan     100,000           1.3%           $33.25      4/28/10         2,091,075       5,299,194
                      105,000           1.3%           $20.52      12/21/10        1,355,016       3,433,878

Kamran Khan            50,000           0.6%           $33.25      4/28/10         1,045,537       2,649,597
                      235,250           3.0%           $20.52      12/21/10        3,035,882       7,693,521

David Nunnerley        50,000           0.6%           $33.25      4/28/10         1,045,537       2,649,597
                      243,000           3.1%           $20.52      12/21/10        3,135,895       7,946,974

-------------------------------------------

(1) The options listed with an expiration date of 12/21/10 vest in equal 12-1/2% increments every six months from the date of original grant. The options listed with an expiration date of 4/28/10 vest in equal 25% increments every six months from the date of original grant.

(2) The amounts shown are hypothetical gains that would exist for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission ("SEC") and do not represent the Company's estimate or projection of future increases in the price of its common stock.


Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

       The following table sets forth, as of January 31, 2001, the number of options and the value of exercised and unexercised options held by the Named Executive Officers.


                                                                     Number of
                                                                     Securities
                                                                     Underlying
                                                                    Unexercised         Value of Unexercised
                                                                  Options/SARS at           In-the Money
                                                                  Fiscal Year-End         Options/SARS at
                                 Shares                                 (#)             Fiscal Year-End ($)
                               Acquired on           Value          Exercisable/            Exercisable/
           Name               Exercise (#)       Realized ($)      Unexercisable         Unexercisable (1)
           ----               ------------       ------------      -------------         -----------------

Ronald J. Whittier                 --                --               --/900,000               --/--

Patrick C.  Condo                  --                --             600,000/75,000          $6,004,475/--

James H. Buchanan                  --                --             220,000/180,000         $2,224,535/--

Kamran Khan                        --                --             127,250/272,750         $1,162,144/--

David Nunnerley                    --                --             119,500/280,500           $907,771/--



The closing price of the Company's common stock on January 31, 2001, the last trading day of the Company's fiscal year, was $18.813 per share.


Amendment to the Company's 1996 Employee Stock Purchase Plan

         Generally

         The Amendment amend Plan the following ways:

o        the number of shares of Class A common stock available for purchase under the Plan will increase from 250,000 shares to 1,250,000 shares;
o        no shares of Class A common stock may be purchased under the Plan if the closing sale price per share on the applicable grant date [or the applicable exercise date of the option] is below $1.50; and
o        the Committee may suspend the Plan for any period or terminate the
              Plan.


         The Company is increasing the number of shares of Class A common stock available under the Plan because the amount of shares of Class A common shares available prior to this Amendment has been exhausted, and the Company wants to maintain the Plan because it believes that it is an appropriate benefit that will attract and retain competent, experienced and motivated personnel.

         The following is a description of the Plan, as proposed to be amended and restated, which is attached to this Information Statement as Appendix A.


Description of the Plan

         In June 1996, the stockholders of Excalibur Corporation, the predecessor to the Company, approved the Plan for the purpose of encouraging eligible employees to acquire shares of the Company's common stock. All full time or part-time employees of the Company whose customary employment is more than twelve hours per week are eligible to participate. The aggregate number of shares of common stock which may be purchased under the Plan shall not exceed 1,250,000, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding common stock.

         The Company makes grants of options on February 1 and/or August 1 of each year the Plan is in effect or on such other designated date. Options are exercised on April 30, July 31, October 31 and January 31 of each fiscal year.

         Payment for shares of common stock purchased under the Plan is made by authorized payroll deductions from an eligible employee's eligible compensation. Eligible employees who elect to participate in the Plan designate that a stated whole percentage equaling at least 1%, but no more than 10% of eligible compensation be deducted. No participant in the Plan is permitted to purchase common stock under the stock purchase plan at a rate that exceeds $25,000 in fair market value of common stock, determined at the time options are granted, for each calendar year. The price per share pursuant to which each eligible employee is entitled to purchase shares of common stock under the Plan is equal to the lesser of 85% of the closing price of the Company's common stock in the over-the-counter market on the applicable date of exercise or on the date of the grant of the option to purchase shares.

         It is intended that the Plan constitute an "employee stock purchase plan" under the provisions of Section 423 of the tax code. No Federal income tax liability results from the grant or exercise of an option to purchase shares of common stock pursuant to an employee stock purchase plan, although amounts deducted from payroll are included in an employee's compensation as ordinary income. No deduction is allowable to the employer with respect to the discount available to the employees under an employee stock purchase plan.

         The board of directors shall have the right to terminate the Plan or any offering at any time for any reason. The Plan is anticipated to continue in effect through July 31, 2006.

         The number of purchases, if any, to be made after the Amendment to the Plan by employees or groups thereof cannot be currently determined.


                             By order of the Board of Directors of the Company.


                             /s/ Marc Martin
                             ----------------------
                             Marc Martin, Secretary